Exhibit 99.1

Open Text Receives SEC Clearance and HSR Expiration of Waiting Period for

Vignette Acquisition

Vignette Stockholder Meeting Date Set

Waterloo, ON and Austin, TX- June 19, 2009 — Open Text Corporation (Nasdaq:OTEX) (TSX: OTC) and Vignette Corporation (Nasdaq:VIGN) today announced that the Securities and Exchange Commission has concluded its review of the Registration Statement on Form S-4 in connection with Open Text’s acquisition of Vignette. An amended Form S-4 was filed and became effective on June 18, 2009. A special meeting of the Vignette stockholders to approve the transaction has been set for July 21, 2009. Additionally, Open Text and Vignette announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired as of 11:59 pm on Wednesday June 17, 2009.

As previously announced, Open Text and Vignette have entered into a definitive merger agreement in which Open Text will acquire Vignette for a purchase price of approximately $323 million (based upon the closing price of Open Text common stock on June 18, 2009) in a mix of cash and Open Text common stock.

About Open Text

Open Text is the world’s largest independent provider of Enterprise Content Management (ECM) software. Open Text’s solutions manage information for all types of business, compliance and industry requirements in the world’s largest companies, government agencies and professional service firms. Open Text supports approximately 46,000 customers and millions of users in 114 countries and 12 languages. For more information about Open Text, visit www.opentext.com.

About Vignette

Vignette provides software and services that deliver the Web’s most dynamic user experiences. The Vignette Web Experience brings rich media and engaging content to life for the world’s greatest brands. Vignette is headquartered in Austin, Texas, with operations worldwide.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, Open Text filed with the Securities and Exchange Commission (SEC) a Registration Statement on Form S-4 (file no. 333-159514) that includes a proxy statement of Vignette that also constitutes a prospectus of Open Text. Shareholders and investors are urged to read the proxy statement/prospectus (including any amendments or supplements thereto) regarding the proposed merger before making any voting decision with respect to the merger. The proxy statement/prospectus contains important information about Open Text, Vignette and the proposed merger. Open Text’s and Vignette’s shareholders are able to obtain a copy of the proxy statement/prospectus and other relevant documents without charge at the SEC’s Internet site (http://www.sec.gov). The proxy statement/prospectus and the other documents may also be obtained for free by accessing Vignette’s investor relations website at www.ir.vignette.com by clicking on the link “SEC Filings” under the heading Investor Relations or by accessing Open Text’s website at www.opentext.com and clicking on the “Company” link, then clicking on the link for “Investors” and then clicking on the link for “SEC Filings” under the heading “Financial Reports. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Vignette and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Vignette in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the transaction described herein are included in the proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in Vignette’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on March 31, 2009. This document is available free of charge at the SEC’s web site at www.sec.gov, and from Vignette by accessing Vignette’s investor relations website at www.ir.vignette.com by clicking on the link “SEC Filings” under the heading Investor Relations or by contacting Investor Relations by telephone at (512) 741-4541, or by mail at Vignette Corporation, 1301 South MoPac Expressway, Suite 100, Austin, Texas 78746, USA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements relating to the acquisition of Vignette, including timing and likelihood of a closing of the acquisition, the success of any of Vignette’s strategic initiatives, Vignette’s growth and profitability prospects, the benefits of Vignette’s products to be realized by customers, Vignette’s position in the market and future opportunities therein, the deployment of Livelink ECM and our other products by customers, and future performance of Open Text. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. Forward-looking statements in this release are not promises or guarantees and are subject to certain risks and uncertainties, and actual results may differ materially. The risks and uncertainties that may affect forward-looking statements include, among others, the failure to develop new products, risks involved in fluctuations in currency exchange rates, delays in purchasing decisions of customers, the completion and integration of acquisitions, the possibility of technical, logistical or planning issues in connection with deployments, the continuous commitment of Open Text’s customers, demand for Open Text’s products and other risks detailed from time to time in Open Text’s filings with the SEC, including the Form 10-K for the year ended June 30, 2008. You should not place undue reliance upon any such forward-looking statements, which are based on management’s beliefs and opinions at the time the statements are made, and neither Vignette nor Open Text undertake any obligations to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Copyright © 2009 by Open Text Corporation. LIVELINK ECM and OPEN TEXT are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive.

Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners.

Vignette and the V Logo are trademarks or registered trademarks of Vignette Corp. in the United States and other countries. All other names are the trademarks or registered trademarks of their respective companies.

For more information, please contact:

Paul McFeeters

Chief Financial Officer

Open Text Corporation

+1-905-762-6121

pmcfeeters@opentext.com

Greg Secord

Vice-President, Investor Relations

Open Text Corporation

+1-519-888-7111 ext.2408

gsecord@opentext.com

Pat Kelly

Investor Contact, Vignette Corporation

+1-512-741-4541

investor_relations@Vignette.com

Melanie Brenneman

Media Contact, Vignette Corporation

+1-512-741-4871

pr@Vignette.com